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                                                        Exhibit 23


                       Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-29911) pertaining to the Employee Stock Purchase Plan of Waterlink, Inc.; 1997 Non-Employee Director Stock Option Plan of Waterlink, Inc.; Waterlink, Inc. Amended and Restated 1995 Stock Option Plan, and the Waterlink, Inc. 1997 Omnibus Incentive Plan of our report dated December 5, 1997, with respect to the financial statements of Hycor Corporation included in Amendment No. 1 of the Waterlink, Inc. Current Report (Form 8-K/A) dated September 30, 1997.

                                             /s/ Pasquesi Sheppard LLC
                                             PASQUESI SHEPPARD LLC


December 10, 1997
Lake Forest, Illinois